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January 8, 2014

Astoria Financial Corporation

One Astoria Federal Plaza

Lake Success, NY 11042

Re:	Astoria Financial Corporation – Prospectus Supplement

Ladies and Gentlemen:

We have acted as special counsel to Astoria Financial Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) of the prospectus supplement dated the date hereof (the “Prospectus Supplement”), in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the proposed issuance and sale by the Company of up to 1,500,000 shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the ‘Common Stock”), pursuant to the Astoria Financial Corporation Dividend Reinvestment and Stock Purchase Plan (the “Plan”). The Plan is included in, and constitutes a part of, the Prospectus Supplement.

The Prospectus Supplement, and the accompanying base prospectus dated March 11, 2013, are part of the Company’s Registration Statement on Form S-3 (Registration No. 333-182041), as amended by Post-effective Amendment No. 1 thereto filed with the SEC on March 12, 2013 (the “Registration Statement”).

In rendering this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Prospectus Supplement, (ii) the Registration Statement, (iii) the Certificate of Incorporation of the Company, as amended, (iv) the Bylaws of the Company, as amended, (v) the resolutions adopted by the Board of Directors of the Company (the “Board”) relating to the approval of the Plan and the authorization to file the Prospectus Supplement with the Commission and related matters and (vi) such other documents, corporate records and instruments, and have examined such matters of law, as we have deemed necessary or advisable for the purposes of rendering the opinions set forth below. As to matters of fact, we have examined and relied upon the statements of the Company contained in the Registration Statement and the Prospectus Supplement and, where we have deemed appropriate, representations or certificates of officers of the Company or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies. In making our examination of any documents, we have assumed that all parties, other than the Company, had the corporate power and authority to enter into and perform all obligations thereunder, and, as to such parties, we have also assumed the due authorization by all requisite action, the due execution and delivery of such documents and the validity and binding effect and enforceability thereof.

Astoria Financial Corporation

January 8, 2014

In rendering this opinion letter, each opinion expressed and assumption relied upon herein with respect to the enforceability of any right or obligation is subject to and is qualified by the effects of each of the following: (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, equitable subordination and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law or codified by statute, (ii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties or the reorganization of financial institutions, (iii) the effect of certain laws, regulations and judicial and other decisions upon (a) the availability and enforceability of certain remedies, including the remedies of specific performance and self-help, and provisions purporting to waive the obligations of good faith, materiality, fair dealing, diligence, reasonableness or objection to judicial jurisdiction, venue or forum and (b) the enforceability of any provision the violation of which would not have any material adverse effect on the performance by any party of its obligations under any agreement and (iv) public policy considerations underlying United States federal securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement which purports or is construed to provide indemnification, release of liability or exculpation with respect to securities law violations.

In addition, we have assumed that (i) the Registration Statement and any amendments or supplements thereto (including post-effective amendments) will have become effective and will comply with all applicable laws, and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated by the Prospectus Supplement, (ii) the Company has or will have timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus Supplement, (iv) there will be sufficient shares of unissued Common Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance at the time of issuance thereof, (v) in the case of any agreement pursuant to which Securities are to be issued, there shall be no term or provision contained therein that would affect the opinions rendered herein and (vi) all actions will have been taken by the Company prior to an issuance of Securities so as not to violate any applicable law or the Company’s Certificate of Incorporation, as amended, or Bylaws, as amended, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Astoria Financial Corporation

January 8, 2014

In rendering the opinions set forth below, we do not express any opinion concerning any law other than the federal laws of the United States, the laws of the State of New York (exclusive of municipal and other local laws) and the Delaware General Corporation Law (including the statutory provisions and reported judicial decisions interpreting these laws) and we express no opinion with respect to choice of law or conflicts of law. In rendering such opinions, we have not passed upon and do not purport to pass upon the application of securities or “blue-sky” laws of any jurisdiction (except federal securities laws). We express no opinion whatsoever as to the compliance or noncompliance by any person with antifraud or information delivery provisions of state or federal laws, rules and regulations, and no inference regarding such compliance or noncompliance may be drawn from any opinion in this letter. Any opinion expressed below as to the enforceability of any agreement relates only to an agreement that designates therein the laws of the State of New York as the governing law thereof.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that, when issued and delivered in accordance with the terms of the Plan, upon payment of the consideration provided for therein, the Securities will be validly issued, fully paid and non-assessable.

The Company has informed us that it intends to issue Securities pursuant to the Plan from time to time on a delayed or continuous basis pursuant to Rule 415 of the Securities Act. The opinions set forth above are limited to applicable laws as in effect on the date hereof. We are furnishing this opinion solely in connection with the filing of the Prospectus Supplement, and this opinion is not to be relied upon for any other purpose. We assume no obligation to advise the Company of any changes in the foregoing subsequent to the delivery of this opinion. This opinion is rendered for the sole benefit of the addressee hereof and investors who purchase Securities pursuant to the Prospectus Supplement and may not be relied upon by any other person or entity, nor quoted in whole or in part, or otherwise referred to in any other document without our express written consent.

Astoria Financial Corporation

January 8, 2014

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K dated the date hereof and the incorporation thereof by reference into the Registration Statement, and to the use of our name in the Prospectus Supplement under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Arnold & Porter LLP